UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2024

ENBRIDGE INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-15254	98-0377957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200, 425 - 1st Street S.W.

Calgary, Alberta, Canada T2P 3L8

(Address of Principal Executive Offices) (Zip Code)

1-403-231-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENB	New York Stock Exchange

Item 8.01 Other Events.

On May 15, 2024, Enbridge Inc. (the “Corporation”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with BMO Capital Markets Corp., BMO Nesbitt Burns Inc. and the other agents named therein (the “Agents”) pursuant to which the Corporation may sell, from time to time, up to an aggregate offering price of CAD $2,750,000,000 of its common shares (the “Common Shares”) (or the equivalent in U.S. dollars determined using the exchange rate posted by Thomson Reuters on each date Common Shares are sold) in an “at-the-market” equity offering program through the Agents.

Sales of the Common Shares made pursuant to the Equity Distribution Agreement, if any, may be made by any methods permitted by law, including (i) by means of ordinary brokers’ transactions on or through the New York Stock Exchange or the Toronto Stock Exchange or any other marketplace in the United States or Canada where the Common Shares may be traded, (ii) in block transactions, (iii) as otherwise agreed to among the relevant parties or (iv) by means of any other existing trading market for the Common Shares or to or through a market maker other than on an exchange. Under the Equity Distribution Agreement, the Corporation may also sell Common Shares to the Agents as principals for their own accounts, at a price to be agreed upon at the time of sale. If the Corporation sells Common Shares to the Agents as principals, the Corporation will enter into a separate terms agreement with the Agents, and, to the extent required by applicable law, the Corporation will describe the agreement and the rate of compensation in a separate prospectus supplement. Actual sales will depend on a variety of factors to be determined by the Corporation from time to time, including (among others) market conditions, the trading price of the Common Shares, capital needs and determinations by the Corporation of the appropriate sources of funding for the Corporation.

The Equity Distribution Agreement contains customary representations, warranties and agreements of the Corporation, conditions to sales of Common Shares, indemnification rights and obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Equity Distribution Agreement were made only for purposes of the Equity Distribution Agreement and as of specific dates, were solely for the benefit of the parties to the Equity Distribution Agreement and are subject to certain limitations contained in the Equity Distribution Agreement.

The offering is being made concurrently in Canada under the terms of a prospectus supplement to a short form base shelf prospectus filed with the securities commissions or similar authorities in each of the provinces of Canada. Any Common Shares sold in the United States will be offered and sold pursuant to an effective shelf registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on July 29, 2022 (File No. 333-266405), a base prospectus, dated July 29, 2022, included as part of the Registration Statement, and a prospectus supplement, dated May 15, 2024, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01. A copy of the opinion of McCarthy Tétrault LLP relating to the Common Shares issuable in the “at-the-market” offering is filed as Exhibit 5.1 to this Current Report on Form 8-K. Exhibits 1.1, 5.1 and 23.1 hereto are hereby incorporated by reference into the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
1.1	Equity Distribution Agreement, dated May 15, 2024, by and between Enbridge Inc. and BMO Nesbitt Burns Inc., BMO Capital Markets Corp. and the other agents named therein.
5.1	Opinion of McCarthy Tétrault LLP.
23.1	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE INC. (Registrant)

Date: May 15, 2024	By:	/s/ Karen K.L. Uehara
Karen K.L. Uehara Vice President, Corporate & Corporate Secretary (Duly Authorized Officer)